EXHIBIT 1.3


                                LOCK UP AGREEMENT

         THIS AGREEMENT is made and entered into this _____ day of September, 1999, by and between the undersigned, as an officer, director and/or shareholder of HAT WORLD CORPORATION ("Company"), a Minnesota corporation, and NEIDIGER, TUCKER, BRUNER, INC. ("NTBI"), as lead manager of the Representatives of the Underwriters. The undersigned owns a total of _______________ shares ("Shares") of the Company's $.01 par value common stock ("Common Stock"), of which _________ shares shall be subject to the terms of this Agreement.

         1. PURPOSE. The Company has filed a registration statement on Form SB-2 (Commission File No. 333-80761) and all amendments thereto ("Registration Statement") with the United States Securities and Exchange Commission relating to the public offering of the Company's securities, consisting of 1,150,000 shares of its Common Stock plus an overallotment option of 172,500 shares of its Common Stock. NTBI has required the Company to agree that, prior to the execution of the Underwriting Agreement to be entered into between the Company and the Representatives of the Underwriters ("Underwriting Agreement"), the undersigned will sign and deliver to NTBI this Agreement accompanied by the Stock Certificates representing the Shares owned by the undersigned as set forth above. The Shares will be held by NTBI for a period of twelve (12) months after the date that the Company's Registration Statement is declared effective ("Effective Date") by the United States Securities and Exchange Commission. During such twelve (12) month period ("Lock Up Period") the undersigned will not directly or indirectly offer, sell or grant any option to purchase or otherwise dispose of or transfer, publicly or privately, any portion of the Shares owned by the undersigned, whether beneficially or of record, as of the Effective Date of the Company's Registration Statement, or any portion of the shares of Common Stock acquired by such persons directly from the Company after such Effective Date without NTBI's prior written consent. The purpose of this Agreement is to set forth the agreement of the undersigned relating to such stock transfer restriction.

         2. AGREEMENT OF SHAREHOLDERS. The undersigned hereby acknowledges that the undersigned will benefit greatly from the Company's proposed public offering of the shares of Common Stock; and, as further inducement to the Representatives of the Underwriters to agree to act as the Representatives of the Underwriters in connection with the proposed public offering of the Company's shares of Common Stock, the terms and conditions of which underwriting will be more particularly described in the Underwriting Agreement to be entered into by the Company and the Representatives of the Underwriters, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees and represents that during the Lock Up Period, except to the extent permitted under Section 4 hereof, the undersigned shall not directly or indirectly offer, sell, pledge, margin, hypothecate, or grant any option to purchase or otherwise dispose of or transfer, publicly or privately, any portion of the Shares held, whether beneficially or of record, by the undersigned as of the Effective Date of the Company's Registration Statement, or any portion of the shares of Common Stock acquired by the undersigned directly from the Company, including shares of Common Stock acquired as the result of the exercise of any options, warrants or other rights (including a right of conversion), after such Effective Date and prior to the expiration of the Lock Up Period, without NTBI's prior written consent. While the granting of written consent shall be made in NTBI's sole discretion, NTBI will be reasonable in granting its consent for a limited amount of sales after the Effective Date by taking into account such factors as the Company's earnings history, market conditions for the Company's shares of Common Stock, and other factors deemed relevant by NTBI. The undersigned shall not enter into any swap or other arrangement that transfers all or any portion of the economic consequences associated with the ownership of the shares or any shares of Common Stock owned or which may be acquired by the undersigned during the Lock Up Period.

         3. AFTER ACQUIRED SHARES OF COMMON STOCK. If the undersigned, who is either an officer or director of the Company does not own any shares of Common Stock as of the Effective Date but subsequent to the Effective Date and prior to the expiration of the Lock Up Period acquires shares of Common Stock as a result of exercising any options, warrants or other rights (including the right of conversion), the undersigned agrees that the shares of Common Stock so acquired will be subject to the terms of this Agreement for the remaining portion of the Lock Up Period and as otherwise provided in this Agreement. In addition, the undersigned agrees not to sell, pledge, margin or hypothecate or otherwise dispose of any shares of Common Stock acquired by exercise of any option, warrants or other rights pursuant to the exemption afforded by Rule 701 under the Securities Act of 1933, as amended, during the Lock Up Period without NTBI's prior written amount.

         4. PERMISSIBLE TRANSFERS. Notwithstanding the provisions of Section 2 to the contrary, following the Effective Date, the undersigned may transfer Shares, including shares of Common Stock acquired by the undersigned after the Effective Date, held by the undersigned to members of the undersigned's immediate family. However, such Shares so transferred shall continue to be held by such transferee subject to the terms and restrictions set forth in this Agreement. Members of an undersigned's "immediate family" shall consist only of such undersigned's spouse and lineal descendants or a trust or other entity created for such persons in order to facilitate estate planning for the undersigned.

         5. AGREEMENTS AND COVENANTS OF THE UNDERSIGNED. The undersigned hereby agree(s) and consent(s) and authorize(s) the Company and the Company's stock transfer agent as follows:

                  a. To maintain a copy of this Agreement in the Company's principal place of business and to provide a copy to the Company's stock transfer agent, and to make a copy available (or cause the Company's stock transfer agent to make a copy available) to any person upon request and without charge;

                  b. To file a manually signed copy of this Agreement with each state where such filing is requested or required in order to maintain registration of the Company's shares of Common Stock;

                  c. To permit and authorize the Company and the Company's stock transfer agent to place a notice on the front of each stock certificate covered by the terms of this Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

                  d. To place the following legend placed on the reverse side of each certificate covered by the terms of this Agreement:

                  The sale or transfer of the shares evidenced by this certificate is subject to certain restrictions until September ______, 2000 (12 months following the effective date of the registration statement relating to the Shares) pursuant to an agreement between the holder hereof, the Company and Neidiger, Tucker, Bruner, Inc., which agreement is on file with the Company and the Company's stock transfer agent, from which a copy is available upon request and without charge.

                  e. To file a manually signed copy of this Agreement as part of the registration documents with the Securities and Exchange Commission and with the securities commission or division of those states, if any, where the filing of this Agreement is required as a condition of the registration of the Company's shares of Common Stock in such state; and

                  f. To enter stop transfer instructions with the Company's stock transfer agent and registrar against transfer of the Shares or any shares of Common Stock acquired by the undersigned during the Lock Up Period except in compliance with the restrictions set forth in this Agreement.

         6. REPRESENTATIVE'S RIGHT TO TRANSFER The undersigned further agrees that all of the rights, authority and preemptive provisions granted to NTBI pursuant to this Lock Up Agreement may be transferred to any other NASD member firm that participates in the proposed public offering of the shares of the Company's Common Stock.

         7. FAILURE TO COMPLETE OFFERING. If the Company's registration Statement does not become effective, if the Underwriting Agreement is not executed or if the Company's shares of Common Stock are not purchased by the Representatives of the Underwriters pursuant to the Underwriting Agreement, this Agreement shall be come null and void.

         8. BENEFIT. This Agreement is made solely for the benefit of the Representatives of the Underwriters and their respective successors and assigns.

         9. AMENDMENTS. This Agreement may not be modified or amended in any manner (including premature termination hereof) except in writing signed by all of the parties hereto, and then only with the approval of the securities commissions or divisions of those states, if any, where such approval is required as a condition of the registration of the Company's shares of Common Stock.

         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

NEIDIGER, TUCKER, BRUNER, INC.            UNDERSIGNED
                                          If Individual(s):

By:
   ------------------------------------   --------------------------------------
Anthony B. Petrelli
Senior Vice President
Corporate Finance, as lead manager on     --------------------------------------
behalf of the Underwriters as set         (Print Name)
forth in the Underwriting Agreement

                                          --------------------------------------


                                          --------------------------------------
                                          (Print Name)



                                          If Entity:


                                          --------------------------------------

                                          By:
                                             -----------------------------------

                                          Name
                                              ----------------------------------

                                          Title
                                               ---------------------------------

                                LOCK UP AGREEMENT

         THIS AGREEMENT is made and entered into this _____ day of September, 1999, by and between the undersigned, as an officer, director and/or shareholder of HAT WORLD CORPORATION ("Company"), a Minnesota corporation, and NEIDIGER, TUCKER, BRUNER, INC. ("NTBI"), as lead manager of the Representatives of the Underwriters. The undersigned owns a total of __________ shares ("Shares") of the Company's $.01 par value common stock ("Common Stock"), of which _________ shares shall be subject to the terms of this Agreement.

         1. PURPOSE. The Company has filed a registration statement on Form SB-2 (Commission File No. 333-80761) and all amendments thereto ("Registration Statement") with the United States Securities and Exchange Commission relating to the public offering of the Company's securities, consisting of 1,150,000 shares of its Common Stock plus an overallotment option of 172,500 shares of its Common Stock. NTBI has required the Company to agree that, prior to the execution of the Underwriting Agreement to be entered into between the Company and the Representatives of the Underwriters ("Underwriting Agreement"), the undersigned will sign and deliver to NTBI this Agreement accompanied by the Stock Certificates representing the Shares owned by the undersigned as set forth above. The Shares will be held by NTBI for a period of six (6) months after the date that the Company's Registration Statement is declared effective ("Effective Date") by the United States Securities and Exchange Commission. During such six
(6) month period ("Lock Up Period") except as provided in this Agreement, the undersigned will not directly or indirectly offer, sell or grant any option to purchase or otherwise dispose of or transfer, publicly or privately, any portion of the Shares owned by the undersigned, whether beneficially or of record, as of the Effective Date of the Company's Registration Statement, or any portion of the shares of Common Stock acquired by such persons directly from the Company after such Effective Date without NTBI's prior written consent. The purpose of this Agreement is to set forth the agreement of the undersigned relating to such stock transfer restriction.

         2. AGREEMENT OF SHAREHOLDER. The undersigned hereby acknowledges that the undersigned will benefit greatly from the Company's proposed public offering of the shares of Common Stock; and, as further inducement to the Representatives of the Underwriters to agree to act as the Representatives of the Underwriters in connection with the proposed public offering of the Company's shares of Common Stock, the terms and conditions of which underwriting will be more particularly described in the Underwriting Agreement to be entered into by the Company and the Representatives of the Underwriters, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees and represents that during the Lock Up Period, except to the extent permitted under Section 4 of this Agreement, the undersigned shall not directly or indirectly offer, sell, pledge, margin, hypothecate, or grant any option to purchase or otherwise dispose of or transfer, publicly or privately, any portion of the Shares held, whether beneficially or of record, by the undersigned as of the Effective Date of the Company's Registration Statement, or any portion of the shares of Common Stock acquired by the undersigned directly from the Company, including shares of Common Stock acquired as the result of the exercise of any options, warrants or other rights (including a right of conversion), after such Effective Date and prior to the expiration of the Lock Up Period, without NTBI's prior written consent or except as otherwise specifically provided in this Section 2. While the granting of written consent shall be made in NTBI's sole discretion, NTBI will be reasonable in granting its consent for a limited amount of sales after the Effective Date by taking into account such factors as the Company's earnings history, market conditions for the Company's shares of Common Stock, and other factors deemed relevant by NTBI.

         Notwithstanding anything contained in this Section 2 to the contrary, the stock certificate(s) representing the Shares held by NTBI in the undersigned's names(s) shall be released, prior to the expiration of the Lock Up Period, by NTBI if the shares of Common Stock have traded on the National Market System at a closing price equal to one hundred and fifty percent (150%) of the initial offering price of the shares of Common Stock (as priced in the definitive Prospectus included as part of the Registration Statement as of the Effective Date thereof) for a period of fifteen (15) consecutive trading days.

         The undersigned shall not enter into any swap or other arrangement that transfers all or any portion of the economic consequences associated with the ownership of the shares or any shares of Common Stock owned or which may be acquired by the undersigned during the Lock Up Period.

         3. AFTER ACQUIRED SHARES OF COMMON STOCK. If the undersigned, who is either an officer or director of the Company does not own any shares of Common Stock as of the Effective Date but subsequent to the Effective Date and prior to the expiration of the Lock Up Period acquires shares of Common Stock as a result of exercising any options, warrants or other rights (including the right of conversion), the undersigned agrees that the shares of Common Stock so acquired will be subject to the terms of this Agreement for the remaining portion of the Lock Up Period and as otherwise provided in this Agreement. In addition, the undersigned agrees not to sell, pledge, margin or hypothecate or otherwise dispose of any shares of Common Stock acquired by exercise of any option, warrants or other rights pursuant to the exemption afforded by Rule 701 under the Securities Act of 1933, as amended, during the Lock Up Period without NTBI's prior written amount.

         4. PERMISSIBLE TRANSFERS. Notwithstanding the provisions of Section 2 to the contrary, following the Effective Date, the undersigned may transfer Shares, including shares of Common Stock acquired by the undersigned after the Effective Date, held by the undersigned to members of the undersigned's immediate family. However, such Shares so transferred shall continue to be held by such transferee subject to the terms and restrictions set forth in this Agreement. Members of an undersigned's "immediate family" shall consist only of such undersigned's spouse and lineal descendants or a trust or other entity created for such persons in order to facilitate estate planning for the undersigned.

         5. AGREEMENTS AND COVENANTS OF THE UNDERSIGNED. The undersigned hereby agree(s) and consent(s) and authorize(s) the Company and the Company's stock transfer agent as follows:

                  a. To maintain a copy of this Agreement in the Company's principal place of business and to provide a copy to the Company's stock transfer agent, and to make a copy available (or cause the Company's stock transfer agent to make a copy available) to any person upon request and without charge;

                  b. To file a manually signed copy of this Agreement with each state where such filing is requested or required in order to maintain registration of the Company's shares of Common Stock;

                  c. To permit and authorize the Company and the Company's stock transfer agent to place a notice on the front of each stock certificate covered by the terms of this Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

                  d. To place the following legend placed on the reverse side of each certificate covered by the terms of this Agreement:

                  The sale or transfer of the shares evidenced by this certificate is subject to certain restrictions until September ______, 2000 (6 months following the effective date of the registration statement relating to the shares) pursuant to an agreement between the holder hereof, the Company and Neidiger, Tucker, Bruner, Inc., which agreement is on file with the Company and the Company's stock transfer agent, from which a copy is available upon request and without charge.

                  e. To file a manually signed copy of this Agreement as part of the registration documents with the Securities and Exchange Commission and with the securities commission or division of those states, if any, where the filing of this Agreement is required as a condition of the registration of the Company's shares of Common Stock in such state; and

                  f. To enter stop transfer instructions with the Company's stock transfer agent and registrar against transfer of the Shares or any shares of Common Stock acquired by the undersigned during the Lock Up Period except in compliance with the restrictions set forth in this Agreement.

         6. REPRESENTATIVE'S RIGHT TO TRANSFER The undersigned further agrees that all of the rights, authority and preemptive provisions granted to NTBI pursuant to this Lock Up Agreement may be transferred to any other NASD member firm that participates in the proposed public offering of the shares of the Company's Common Stock.

         7. FAILURE TO COMPLETE OFFERING. If the Company's registration Statement does not become effective, if the Underwriting Agreement is not executed or if the Company's shares of Common Stock are not purchased by the Representatives of the Underwriters pursuant to the Underwriting Agreement, this Agreement shall be come null and void.

         8. BENEFIT. This Agreement is made solely for the benefit of the Representatives of the Underwriters and their respective successors and assigns.

         9. AMENDMENTS. This Agreement may not be modified or amended in any manner (including premature termination hereof) except in writing signed by all of the parties hereto, and then only with the approval of the securities commissions or divisions of those states, if any, where such approval is required as a condition of the registration of the Company's shares of Common Stock.

         10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

NEIDIGER, TUCKER, BRUNER, INC.            UNDERSIGNED
                                          If Individual(s):

By:
   ------------------------------------   --------------------------------------
Anthony B. Petrelli
Senior Vice President
Corporate Finance, as lead manager on     --------------------------------------
behalf of the Underwriters as set         (Print Name)
forth in the Underwriting Agreement

                                          --------------------------------------


                                          --------------------------------------
                                          (Print Name)



                                          If Entity:


                                          --------------------------------------

                                          By:
                                             -----------------------------------

                                          Name
                                              ----------------------------------

                                          Title
                                               ---------------------------------